Exhibit 99.1

For immediate release
Beyond Meat® Reports First Quarter 2021 Financial Results
First Quarter 2021 Net Revenues Increased 11% Year-Over-Year to $108.2 Million
Gross Profit Improved Sequentially to $32.7 Million or 30.2% of Net Revenues

EL SEGUNDO, Calif. — May 6, 2021 (GLOBE NEWSWIRE)—Beyond Meat, Inc. (NASDAQ: BYND) (“Beyond Meat” or “the Company”), a leader in plant-based meat, today reported financial results for its first quarter ended April 3, 2021.
First Quarter 2021 Financial Highlights1
•Net revenues were $108.2 million, an increase of 11.4% year-over-year.

•Gross profit was $32.7 million, or gross margin of 30.2% of net revenues.

•Net loss was $27.3 million, or $0.43 per common share; Adjusted net loss was $26.2 million, or $0.42 per common share, reflecting exclusion of expenses attributable to early debt extinguishment.

•Adjusted EBITDA was a loss of $10.8 million, or -10.0% of net revenues.

Beyond Meat President and CEO Ethan Brown commented, "We were pleased to see sequential improvement in our revenue growth and gross margin performance despite continued COVID-19 pressure on our foodservice business. Throughout the first quarter, we remained highly focused on investing in and building out production infrastructure in the U.S., the EU, and China; new product development and commercialization for our strategic QSR customers and retail markets; and research and development in service to our core growth levers of taste, nutrition, and cost."
Brown added, "As I look at the foundation we are putting in place, I have never been more optimistic about Beyond Meat's future as a significant and enduring global protein company. More near-term, we
1 This release includes references to non-GAAP financial measures. Refer to “Non-GAAP Financial Measures” later in this release for the definitions of the non-GAAP financial measures presented and a reconciliation of these measures to their closest comparable GAAP measures.

are cautiously returning to the practice of issuing guidance, starting with net revenues, as we have recently begun to see a slow thaw occurring within foodservice both domestically and in certain international markets."
First Quarter 2021
Net revenues increased 11.4% to $108.2 million in the first quarter of 2021, compared to $97.1 million in the year-ago period. Growth in net revenues was primarily due to increased retail channel sales, partially offset by a decline in foodservice channel sales due to the continued impact of COVID-19 on foodservice demand levels. Growth in volume sold during the first quarter of 2021 was partially offset by lower net price per pound driven by the Company’s strategic investments in promotional activity, and product mix shifts as larger-pack items carrying a lower net price per unit volume accounted for a greater proportion of the Company's retail net revenues compared to the year-ago period.
Net revenues by channel (unaudited):

	Three Months Ended		Change
(in thousands)	April 3, 2021	March 28, 2020	Amount	%
U.S.:
Retail	$63,826	$49,923	$13,903	27.8%
Foodservice	16,742	22,631	(5,889)	(26.0)%
U.S. net revenues	80,568	72,554	8,014	11.0%
International:
Retail	17,199	5,952	11,247	189.0%
Foodservice	10,397	18,568	(8,171)	(44.0)%
International net revenues	27,596	24,520	3,076	12.5%
Net revenues	$108,164	$97,074	$11,090	11.4%

Gross profit was $32.7 million, or gross margin of 30.2% of net revenues, in the first quarter of 2021, compared to $37.7 million, or gross margin of 38.8% of net revenues, in the year-ago period. The decrease in gross profit and gross margin was primarily due to higher transportation and warehousing costs, lower net price realization due to increased trade discounts and changes in product sales mix, higher depreciation and amortization expense primarily attributable to incremental fixed assets associated with the Company's production facilities in Pennsylvania, The Netherlands and China, and increased fixed overhead costs.
Loss from operations in the first quarter of 2021 was $24.6 million compared to income from operations of $1.8 million in the year-ago period. The reduction in income from operations was primarily driven by increased production trial activities, growth in overall headcount levels primarily to support increased innovation capabilities and international growth, higher freight costs included in the Company's selling expenses, and higher share-based compensation expense compared to the year-ago period.

Net loss was $27.3 million in the first quarter of 2021 compared to net income of $1.8 million in the year-ago period. Net loss per common share was $0.43 in the first quarter of 2021 compared to net income per common share of $0.03 in the year-ago period. During the first quarter of 2021, net loss included $1.0 million in expenses attributable to the Company's early extinguishment of its revolving credit facility. During the first quarter of 2020, net income included $1.2 million in expenses attributable to COVID-19, specifically related to product donations tied to the Company's COVID-19 relief campaign. Excluding these costs, Adjusted net loss was $26.2 million in the first quarter of 2021, or $0.42 per common share, compared to Adjusted net income of $3.0 million, or $0.05 per common share, in the year-ago period.
Adjusted EBITDA was a loss of $10.8 million, or -10.0% of net revenues, in the first quarter of 2021 compared to Adjusted EBITDA of $13.9 million, or 14.3% of net revenues, in the year-ago period.
Balance Sheet and Cash Flow Highlights
The Company’s cash and cash equivalents balance was $1.1 billion as of April 3, 2021 and total outstanding debt was $1.1 billion. During the first quarter of 2021, the Company completed a convertible senior notes offering in the aggregate principal amount of $1.15 billion, including a $150.0 million over-allotment option. Net cash used in operating activities was $30.7 million for the three months ended April 3, 2021, compared to $17.2 million for the year-ago period. Capital expenditures totaled $23.4 million for the three months ended April 3, 2021 compared to $12.4 million for the year-ago period. The increase in capital expenditures was primarily due to the Company’s continued investments in production equipment and facilities related to capacity expansion initiatives, mainly in China and the EU.
Update on COVID-19 and 2021 Outlook
Due to the COVID-19 pandemic, the Company continues to experience significantly reduced demand in its foodservice channel as decreased foot traffic, streamlined menu offerings and restrictions on foodservice locations’ operating capacity have resulted in closures or meaningfully curtailed operations of many of the Company's foodservice customers. At the same time, the surge in demand from retail customers that characterized the early stages of the pandemic as consumers abruptly shifted towards more at-home consumption has moderated. Given that the ongoing evolution of consumer demand patterns across retail and foodservice channels has significantly increased the difficulty of forecasting the Company's customer demand levels, management believes it cannot provide full-year guidance for 2021 with reasonable certainty. However, in order to furnish some degree of visibility into the Company's near-term expectations, management will provide, on an interim basis, limited quarterly guidance for net revenues for the closest upcoming reporting period. To this end, the Company is providing the following guidance for the second quarter of 2021:

•Net revenues in the range of $135 million to $150 million, an increase of 19% to 32% compared to the second quarter of 2020.
Conference Call and Webcast
The Company will host a conference call and webcast to discuss these results with additional comments and details today at 5:00 p.m. Eastern, 2:00 p.m. Pacific. Investors interested in participating in the live call can dial 415-226-5361. The conference call webcast will be available live over the Internet through the “Investors” section of the Company’s website at www.beyondmeat.com and later archived.
About Beyond Meat
Beyond Meat, Inc. (NASDAQ: BYND) is one of the fastest growing food companies in the United States, offering a portfolio of revolutionary plant-based meats made from simple ingredients without GMOs, bioengineered ingredients, hormones, antibiotics, or cholesterol. Founded in 2009, Beyond Meat products are designed to have the same taste and texture as animal-based meat while being better for people and the planet. Beyond Meat’s brand commitment, Eat What You Love™, represents a strong belief that there is a better way to feed our future and that the positive choices we all make, no matter how small, can have a great impact on our personal health and the health of our planet. By shifting from animal-based meat to plant-based meat, we can positively impact four growing global issues: human health, climate change, constraints on natural resources and animal welfare. As of April 3, 2021, Beyond Meat had products available at approximately 118,000 retail and foodservice outlets in over 80 countries worldwide. Visit www.BeyondMeat.com and follow @BeyondMeat, #BeyondBurger and #GoBeyond on Facebook, Instagram and Twitter and @BeyondMeatOfficial on TikTok.
Forward-Looking Statements
Certain statements in this release constitute “forward-looking statements" within the meaning of the federal securities laws. These statements are based on management's current opinions, expectations, beliefs, plans, objectives, assumptions and projections regarding financial performance, prospects, future events and future results, including ongoing uncertainty related to the COVID-19 pandemic, including the ultimate duration, magnitude and effects of the pandemic and, in particular, the impact to the foodservice channel, growth trends, our international expansion plans, market share, new and existing customers and expense trends, among other matters, and involve known and unknown risks that are difficult to predict. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “outlook,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which or whether, such performance or results will be achieved. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Beyond Meat believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are many risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, but not limited to, the effects of global outbreaks of pandemics or contagious diseases or fear of such outbreak (such as COVID-19), including on our ability to expand in new geographic markets or the timing of such expansion efforts; the impact of adverse and uncertain economic and political conditions in the U.S. and international markets; the volatility of capital markets and other macroeconomic factors; estimates of our expenses, future revenues, capital requirements and our needs for additional financing; our ability to effectively manage our growth; the failure of acquisitions and other investments to be efficiently integrated and produce the results we anticipate; the success of operations conducted by joint ventures; the effects of increased competition from our market competitors and new market entrants; changes in the retail landscape, including the timing and level of trade and promotion discounts, our ability to grow market share and increase household penetration, repeat buying rates and purchase frequency, and our ability to maintain and increase sales velocity of our products; the success of distribution expansion and new product introductions in increasing revenues and market share; the timing and success of strategic partnership launches and limited time offerings resulting in permanent menu items; our estimates of the size of market opportunities; our ability to effectively expand our manufacturing and production capacity; our ability to accurately forecast demand for our products and manage our inventory; variations in product selling prices and costs, and the mix of products sold; our ability to successfully enter new geographic markets, manage our international expansion and comply with any applicable laws and regulations, including risks associated with doing business in foreign countries, substantial investments in our manufacturing operations in China and The Netherlands, and our ability to comply with the U.S. Foreign Corrupt Practices Act or other anti-corruption laws; the success of our marketing initiatives and the ability to grow brand awareness, maintain, protect and enhance our brand, attract and retain new customers and grow our market share; our ability to attract, maintain and effectively expand our relationships with key strategic foodservice partners; our ability to attract and retain our suppliers, distributors, co-manufacturers and customers; our ability to procure sufficient high-quality raw materials to manufacture our products; the availability of pea protein that meets our standards; our ability to diversify the protein sources used for our products; our ability to differentiate and continuously create innovative products, respond to competitive innovation, and achieve speed-to-market; our ability to successfully execute our strategic initiatives; the volatility associated with ingredient, packaging and other input costs; real or perceived quality or health issues with our products or other issues that adversely affect our brand and reputation; our ability to accurately predict taste preferences, trends and demand and successfully innovate, introduce and commercialize new products and improve existing products, including in new geographic markets; significant disruption in, or breach in security of our information technology systems and resultant interruptions in service and any related impact on our reputation; the attraction and retention of qualified employees and key personnel and our ability to maintain our company culture as we grow; the effects of natural or man-made catastrophic events particularly involving our or any of our co-manufacturers’ manufacturing facilities or our suppliers’ facilities; the impact of marketing campaigns aimed at generating negative publicity regarding our products, brand and the plant-based industry category; the effectiveness of our internal controls; our indebtedness and ability to pay such indebtedness; our ability to meet our obligations under our campus headquarters lease, the timing of occupancy and completion of the build-out of our space, cost overruns and the impact of COVID-19 on our space demands; changes in laws and government regulation affecting our business, including Food and Drug Administration and Federal Trade Commission governmental regulation, and state, local and foreign regulation; new or pending legislation, or changes in laws, regulations or policies of governmental agencies or regulators, both in the U.S. and abroad, affecting plant-based meat, the labeling or naming of our products, or our brand name or logo; the financial condition of, and our relationships with our suppliers, co-manufacturers, distributors, retailers and foodservice customers, and their future decisions regarding their relationships with us; the ability of our suppliers and co-manufacturers to comply with food safety, environmental or other laws and regulations; seasonality; the sufficiency of our cash and cash equivalents to meet our liquidity needs and service our indebtedness; economic conditions and the impact on consumer spending; outcomes of legal or administrative proceedings, or new legal or administrative proceedings filed against us; our, our suppliers’ and our co-manufacturers’ ability to protect our proprietary technology and intellectual property adequately; the impact of tariffs and trade wars; foreign exchange rate fluctuations; and the risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and the Company’s Quarterly Report on Form 10-Q for the quarter ended April 3, 2021 to be filed with the SEC, as well as other factors described from time to time in the Company's filings with the SEC. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Such forward-looking statements are made only as of the date of this release. Beyond Meat undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events, changes in assumptions or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.
Non-GAAP Financial Measures
The Company refers to certain financial measures that are not recognized under U.S. generally accepted accounting principles (GAAP) in this press release, including: Adjusted net (loss) income, Adjusted net (loss) income per diluted common share, Adjusted EBITDA and Adjusted EBITDA as a % of net revenues. See “Non-GAAP Financial Measures” below for additional information and reconciliations of such non-GAAP financial measures.
Availability of Information on Beyond Meat’s Website and Social Media Channels
Investors and others should note that Beyond Meat routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Beyond Meat Investor Relations website. We also intend to use certain social media channels as a means of disclosing information about us and our products to consumers, our customers, investors and the public (e.g., @BeyondMeat, #BeyondBurger and #GoBeyond on Facebook, Instagram and Twitter, and @BeyondMeatOfficial on TikTok). The information posted on social media channels is not incorporated by reference in this press release or in any other report or document we file with the SEC. While not all of the information that the Company posts to the Beyond Meat Investor Relations website or to social media accounts is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Beyond Meat to review the information that it shares at the “Investors” link located at the bottom of the Company’s webpage at https://investors.beyondmeat.com/investor-relations and to sign up for and regularly follow the Company’s social media accounts. Users may automatically receive email alerts and other information about the Company when enrolling an email address by visiting "Request Email Alerts" in the "Investors" section of Beyond Meat’s website at https://investors.beyondmeat.com/investor-relations.
Contacts
Media:
Shira Zackai
917-715-8522
szackai@beyondmeat.com

Investors:
Fitzhugh Taylor and Raphael Gross
beyondmeat@icrinc.com

BEYOND MEAT, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(unaudited)

	Three Months Ended
	April 3, 2021	March 28, 2020
Net revenues	$108,164	$97,074
Cost of goods sold	75,456	59,383
Gross profit	32,708	37,691
Research and development expenses	15,925	6,194
Selling, general and administrative expenses	38,954	27,315
Restructuring expenses	2,474	2,373
Total operating expenses	57,353	35,882
(Loss) income from operations	(24,645)	1,809
Other (expense) income, net:
Interest expense	(629)	(705)
Other, net	(1,570)	710
Total other (expense) income, net	(2,199)	5
(Loss) income before taxes	(26,844)	1,814
Income tax expense (benefit)	48	(1)
Equity in losses of unconsolidated joint venture	$374	$—
Net (loss) income	$(27,266)	$1,815
Net (loss) income per share available to common stockholders—basic	$(0.43)	$0.03
Weighted average common shares outstanding—basic	62,941,748	61,679,929
Net (loss) income per share available to common stockholders—diluted	$(0.43)	$0.03
Weighted average common shares outstanding—diluted	62,941,748	65,927,988

BEYOND MEAT, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
(unaudited)
	April 3, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$1,125,017	$159,127
Accounts receivable	36,653	35,975
Inventory	145,524	121,717
Prepaid expenses and other current assets	17,788	15,407
Total current assets	$1,324,982	$332,226
Property, plant, and equipment, net	132,094	115,299
Operating lease right-of-use assets	13,938	14,570
Other non-current assets, net	4,505	5,911
Total assets	$1,475,519	$468,006
Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$51,456	$53,071
Wages payable	3,899	2,843
Accrued bonus	2,565	57
Current portion of operating lease liabilities	3,101	3,095
Short-term borrowings under revolving credit facility	—	25,000
Accrued expenses and other current liabilities	11,903	4,830
Short-term finance lease liabilities	185	71
Total current liabilities	$73,109	$88,967
Long-term liabilities:
Convertible senior notes, net	$1,126,723	$—
Operating lease liabilities, net of current portion	11,061	11,793
Finance lease obligations and other long term liabilities	579	149
Total long-term liabilities	$1,138,363	$11,942
Commitments and Contingencies
Stockholders’ equity:
Preferred stock, par value $0.0001 per share—500,000 shares authorized, none issued and outstanding	$—	$—
Common stock, par value $0.0001 per share—500,000,000 shares authorized; 63,008,534 and 62,820,351 shares issued and outstanding at April 3, 2021 and December 31, 2020, respectively	6	6
Additional paid-in capital	485,684	560,210
Accumulated deficit	(222,133)	(194,867)
Accumulated other comprehensive income	490	1,748
Total stockholders’ equity	$264,047	$367,097
Total liabilities and stockholders’ equity	$1,475,519	$468,006

BEYOND MEAT, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)
	Three Months Ended
	April 3, 2021	March 28, 2020
Cash flows from operating activities:
Net (loss) income	$(27,266)	$1,815
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	4,326	2,583
Non-cash lease expense	724	445
Share-based compensation expense	7,376	5,949
Loss on sale of fixed assets	3	—
Amortization of debt issuance costs	369	57
Loss on extinguishment of debt	1,037	—
Equity in losses of unconsolidated joint venture	374	—

Net change in operating assets and liabilities:
Accounts receivable	(963)	3,746
Inventories	(24,729)	(39,106)
Prepaid expenses and other assets	(2,877)	(6,255)
Accounts payable	1,098	16,651
Accrued expenses and other current liabilities	10,689	(2,608)
Operating lease liabilities	(818)	(479)
Net cash used in operating activities	$(30,657)	$(17,202)

Cash flows from investing activities:
Purchases of property, plant and equipment	$(23,363)	$(12,398)
Purchases of property, plant and equipment held for sale	—	(964)
Payment of security deposits	(18)	—
Net cash used in investing activities	$(23,381)	$(13,362)

Cash flows from financing activities:
Proceeds from issuance of convertible senior notes	$1,150,000	$—
Purchase of capped call options	(83,950)	—
Debt issuance costs	(23,150)	—
Repayment of revolving credit facility	(25,000)	—
Principal payments under finance lease obligations	(36)	(16)
Proceeds from exercise of stock options	2,861	1,014
Payments of minimum withholding taxes on net share settlement of equity awards	(812)	(12)
Net cash provided by financing activities	$1,019,913	$986
(continued on the next page)

BEYOND MEAT, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)
	Three Months Ended
	April 3, 2021	March 28, 2020
Net increase (decrease) in cash and cash equivalents	$965,875	$(29,578)
Effect of exchange rate changes on cash	15	—
Cash and cash equivalents at the beginning of the period	159,127	275,988
Cash and cash equivalents at the end of the period	$1,125,017	$246,410

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$297	$682
Taxes	$48	$—
Non-cash investing and financing activities:
Issuance costs of convertible senior notes, accrued not yet paid	$455	$—
Non-cash additions to property, plant and equipment	$8,148	$5,907
Non-cash additions to property, plant and equipment held for sale	$—	$156
Non-cash additions to financing leases	$580	$—
Operating lease right-of-use assets obtained in exchange for lease liabilities	$105	$981

Non-GAAP Financial Measures

Beyond Meat uses the non-GAAP financial measures set forth below in assessing its operating performance and in its financial communications. Management believes these non-GAAP financial measures provide useful additional information to investors about current trends in the Company's operations and are useful for period-over-period comparisons of operations. In addition, management uses these non-GAAP financial measures to assess operating performance and for business planning purposes. Management also believes these measures are widely used by investors, securities analysts, rating agencies and other parties in evaluating companies in our industry as a measure of our operational performance. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies.

Adjusted net (loss) income and Adjusted net (loss) income per diluted common share
Adjusted net (loss) income is defined as net (loss) income adjusted to exclude, when applicable, costs attributable to COVID-19, as well as other special items, which are those items deemed not to be reflective of the Company’s ongoing normal business activities.
Adjusted net (loss) income per diluted common share is defined as Adjusted net (loss) income divided by the number of diluted common shares outstanding.
We consider Adjusted net (loss) income and Adjusted net (loss) income per diluted common share to be indicators of operating performance because excluding special items allows for period-over-period comparisons of our ongoing operations. Adjusted net (loss) income per diluted common share is a performance measure and should not be used as a measure of liquidity.

Adjusted EBITDA and Adjusted EBITDA as a % of net revenues
Adjusted EBITDA is defined as net (loss) income adjusted to exclude, when applicable, income tax expense (benefit), interest expense, depreciation and amortization expense, restructuring expenses, share-based compensation expense, expenses attributable to COVID-19, remeasurement of our warrant liability, and Other, net, including investment income, loss on extinguishment of debt and foreign currency transaction gains and losses. Adjusted EBITDA as a % of net revenues is defined as Adjusted EBITDA divided by net revenues.

Limitations related to the use of non-GAAP financial measures
There are a number of limitations related to the use of Adjusted net (loss) income, Adjusted net (loss) income per diluted common share, Adjusted EBITDA and Adjusted EBITDA as a % of net revenues rather than their most directly comparable GAAP measures. Some of these limitations are:
•Adjusted net (loss) income and Adjusted net (loss) income per diluted common share exclude costs associated with activities deemed to be non-recurring or not part of the Company’s normal business activities, which are subjective determinations made by management and may not actualize as expected;
•Adjusted EBITDA excludes depreciation and amortization expense and, although these are non-cash expenses, the assets being depreciated may have to be replaced in the future increasing our cash requirements;
•Adjusted EBITDA does not reflect interest expense, or the cash required to service our debt, which reduces cash available to us;
•Adjusted EBITDA does not reflect income tax payments that reduce cash available to us;
•Adjusted EBITDA does not reflect restructuring expenses that reduce cash available to us;
•Adjusted EBITDA does not reflect expenses attributable to COVID-19 that reduce cash available to us;
•Adjusted EBITDA does not reflect share-based compensation expense and therefore does not include all of our compensation costs;
•Adjusted EBITDA does not reflect Other, net, including loss on extinguishment of debt and foreign currency transaction gains and losses, that may increase or decrease cash available to us; and
•other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

The following tables present the reconciliation of Adjusted net (loss) income and Adjusted net (loss) income per diluted common share to their most comparable GAAP measures, net (loss) income and net (loss) income per share available to common stockholders—diluted, respectively, as reported (unaudited):

	Three Months Ended
(in thousands)	April 3, 2021	March 28, 2020
Net (loss) income, as reported	$(27,266)	$1,815
Product donations related to COVID-19 relief campaign	—	1,175
Loss on extinguishment of debt	1,037	—
Adjusted net (loss) income	$(26,229)	$2,990

	Three Months Ended
(in thousands, except share and per share amounts)	April 3, 2021	March 28, 2020
Numerator:
Net (loss) income, as reported	$(27,266)	$1,815
Aggregate non-GAAP adjustments as listed above	1,037	1,175
Adjusted net (loss) income used in computing Adjusted net (loss) income per diluted common share	$(26,229)	$2,990

Denominator:
Weighted average shares used in computing Adjusted net (loss) income per common share, basic	62,941,748	61,679,929
Dilutive effect of shares issuable under stock options, RSUs and share-settled obligation	—	4,248,059
Weighted average shares used in computing Adjusted net (loss) income per common share, diluted	62,941,748	65,927,988
Adjusted net (loss) income per diluted common share	$(0.42)	$0.05

	Three Months Ended
	April 3, 2021	March 28, 2020
Net (loss) income per share available to common stockholders—diluted, as reported	$(0.43)	$0.03
Product donations related to COVID-19 relief campaign	—	0.02
Loss on extinguishment of debt	0.01	—
Adjusted net (loss) income per diluted common share	$(0.42)	$0.05

The following table presents the reconciliation of Adjusted EBITDA to its most comparable GAAP measure, net (loss) income, as reported (unaudited):

	Three Months Ended
(in thousands)	April 3, 2021	March 28, 2020
Net (loss) income, as reported	$(27,266)	$1,815
Income tax expense (benefit)	48	(1)
Interest expense	629	705
Depreciation and amortization expense	4,326	2,583
Restructuring expenses(1)	2,474	2,373
Share-based compensation expense	7,376	5,949
Expenses attributable to COVID-19(2)	—	1,175
Other, net(3)	1,570	(710)
Adjusted EBITDA	$(10,843)	$13,889
Net (loss) income as a % of net revenues	(25.2)%	1.9%
Adjusted EBITDA as a % of net revenues	(10.0)%	14.3%
____________

(1)	Primarily comprised of legal and other expenses associated with the dispute with a co-manufacturer with whom an exclusive supply agreement was terminated in May 2017.
(2)	Expenses attributable to COVID-19 in the three months ended March 28, 2020 include $1.2 million in product donation costs related to the Company's COVID-19 relief campaign.
(3)	Includes $1.0 million in loss on extinguishment of debt in the three months ended April 3, 2021.